Exhibit 10.20

Addendum to Sales Contract

Sales Contract Number: RLES-GEO-TF001

This agreement is made on the 16th day of June, 2005.

Seller	: Tomi Fuji Energy Management Services Consultants Ltd
Address	: 16/F., Hang Seng Mongkok Building, No.677 Nathan Road, Mongkok, Kowloon,
Hong Kong
Contact	: Carrie Cheng

Buyer	:	Geopower Corporation
Address	:	Lanmark Tower 1, Room 608, 8 North Dongsanhuan Road, Beijing 100004 China
Contact	:	W. L. Lau, Tony
Copy To	:	G. Y. Lin

Both parties agree as follows:

1. Assignment of Sales Contract

The Buyer agrees and accepts the assignment of Sales Contract RLES-GEO-TF001 by the         Seller to GD Inet Electric Construction Co. Ltd., including assignment of all rights,     responsibilities and risks. All sales proceeds due from Geopower Corporation will now be    assigned to GD Inet Electric Construction Co. Ltd.

2. Maintenance, Warranties and Installation

The Buyer agrees to let the assignee GD Inet Electric Construction Co. Ltd. to take up all the            responsibilities and duties including all maintenance, warranties and installation on behalf of       the Seller.

Confirmed: Tomi Fuji Energy Management	Confirmed: Geopower Corporation
Services Consultants Ltd

亞太區總部	中國總部
香港九龍旺角彌敦道677號	中國深圳市福田區福虹路世貿廣場B座26及27樓M室
恒生旺角大廈16樓全層	郵編: 518033
電話:(852) 2432 0170	電話:(86) 755 83003551
傳真:(852) 2578 5600	傳真:(86) 755 83679907

/s/ Carrie Cheng	/s/ W.L. Lau, Tony
Contact : Carrie Cheng	Contact: W.L. Lau, Tony

亞太區總部	中國總部
香港九龍旺角彌敦道677號	中國深圳市福田區福虹路世貿廣場B座26及27樓M室
恒生旺角大廈16樓全層	郵編: 518033
電話:(852) 2432 0170	電話:(86) 755 83003551
傳真:(852) 2578 5600	傳真:(86) 755 83679907